Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Pro-Pharmaceuticals, Inc. on Form S-3 of our report dated March 30, 2004, appearing in the Annual Report on Form 10-K of Pro-Pharmaceuticals, Inc. for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 10, 2004